EIGHTH LEASE AMENDMENT

THIS EIGHTH LEASE AMENDMENT (the "Amendment") is executed as of the 15th day of April, 2013, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and INTERACTIVE INTELLIGENCE,  INC., an Indiana corporation ("Tenant").

WHEREAS, Landlord (f/k/a Duke-Weeks Realty Limited Partnership) and Tenant entered into a  certain Office Lease Agreement dated April1, 2001, as amended by instruments dated September 19, 2001, December 13,2002, June 19,2007, April30, 2008 (the "Fourth Amendment"), October 22,2008, August 9, 2011 (the "Sixth Amendment"), and December 20, 2012 (collectively, the "Lease"), whereby Tenant leases from Landlord certain premises consisting of(A) approximately 120,000 rentable square feet of space (the "Original Premises") located in an office building commonly known as Woodland Corporate Park V, 7601 Interactive Way, Indianapolis, Indiana 46278, (B) (i) approximately 39,951 rentable square feet of space (the "First Takedown Space"), (ii) approximately 22,930 rentable square feet of space (the "Second Takedown Space"), (iii) approximately 16,762 rentable square feet of space (the "Third Takedown Space"), (iv) approximately  258 rentable square feet of space (the "Second Additional Space"), and (v) approximately 8,931 rentable square feet of space (the "Third Additional Space") for a total of approximately 88,832 rentable square feet of space located in an office building commonly known as Woodland Corporate Park VI, 7635 Interactive Way, Indianapolis, Indiana 46278 (collectively, the "Woodland VI Space"); and (C) (i) approximately 12,700 rentable square feet of space (the "Woodland I  First Takedown Space"); (ii) 16,755 rentable square feet of space (the "Woodland I Second Takedown Space"); and (iii) 27,407 rentable square feet of space (the "Woodland I Third Takedown Space") for a total of approximately 56,862 rentable square feet of space located in an office building commonly known as Woodland Corporate Park I, located at 7602 Woodland Drive, Indianapolis, Indiana 46278 ("Woodland I Space").  The Original Premises, the Woodland VI Space, and Woodland I Space shall hereinafter together be referred to as the "Current Premises"; and

WHEREAS, Landlord and Tenant desire to expand the Woodland VI Space by approximately

39,685 rentable square feet of space (the "Fourth Additional Space"); and

WHEREAS, Landlord and Tenant desire to extend the Lease Term with respect to the Fourth

Additional Space; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansion, extension, changes and additions to the Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

1. · Incorporation of Recitals.  The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2. Amendment of Article 1.   Lease of Premises.  Commencing December 1, 2013, Section

1.01, Subsections A, B, C, D, E, F, I and N of the Lease are hereby deleted in their entirety and the following is substituted in lieu thereof:

A. Leased Premises:  (depicted on Seventh Amended Exhibit A attached hereto and incorporated herein by reference, on which the Original Premises, Additional Space and Second Additional Space (as such terms are defined in the Fourth Amendment) are striped, the Third Additional Space containing approximately 8,931 rentable square feet located in Woodland VI (the "Third Additional Space"), the Fourth Additional Space containing approximately 39,685 rentable square feet located in Woodland VI (the "Fourth Additional Space"), the first takedown space containing approximately 12,700 rentable square feet (the "Woodland I First Takedown Space"), the second takedown space containing approximately 16,755 rentable square feet (the "Woodland I Second Takedown Space") and the third takedown space containing approximately 27,407 rentable square feet (the "Woodland I Third Takedown Space") are cross-hatched and labeled):  Building Addresses:  Woodland Corporate Park V ("Woodland V"), 7601 Interactive Way, Indianapolis, Indiana 46278; Woodland Corporate Park VI ("Woodland VI"),

7635 Interactive Way, Suites 120, 200, 300 and 400, Indianapolis, Indiana 46278; and Woodland Corporate Park I ("Woodland I"), 7602 Woodland Drive, Suite 120, Indianapolis, Indiana 46278 (the buildings known as Woodland V, Woodland VI, and Woodland I shall hereinafter be collectively referred to as the "Building", unless otherwise specifically provided in this Amendment).  Woodland Vis located on the land identified as the Woodland V Land" on Third Amended Exhibit A-1 attached hereto and incorporated herein by reference, Woodland VI is located on the land identified as the "Woodland VI Land" on Third Amended Exhibit A-1, and Woodland I is located on the land identified as the "Woodland I  Land" on Third Amended Exhibit A-1.   Unless otherwise specified herein, the term "Land" as used herein shall refer to the Woodland V Land, the Woodland VI Land, and the Woodland I Land collectively.

B. Rentable Area:  the Leased Premises shall consist of (i) approximately 120,000 rentable square feet in Woodland V; (ii) approximately  128,517 rentable square feet in Woodland VI; and (iii)  approximately 56,862 rentable square feet in Woodland I.

For purposes of this Lease, the Building Owners and Managers Association International ("BOMA") Standard Method for Measuring Floor Area In Office Buildings American National Standard ANSI-Z65.1-1996  approved June 7, 1996 by American National Standards Institute, Inc. ("BOMA Standards") shall be utilized to determine the useable area of the Third Additional Space, the Fourth Additional Space, the Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space.  The Rentable Area shall include the area within the Third Additional Space, the Fourth Additional Space, the Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space, plus a pro rata portion of the area covered by the common areas within Woodland VI, and Woodland I, as applicable, as reasonably determined by Landlord prior to Tenant's occupancy of the appropriate Third Additional Space, Fourth Additional Space, Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space. Landlord's determination of Rentable Area in the manner provided herein shall be deemed correct for all purposes hereunder; provided, however, Tenant or Landlord shall have the right, at any time prior to the commencement date for the applicable Third Additional Space, Fourth Additional Space, Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space for Tenant to be able to measure all of the Third Additional Space,

Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space in accordance with BOMA Standards and Landlord has notified Tenant in writing of the same, to have the applicable Third Additional Space, Fourth Additional Space, Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space measured by Tenant's architect or, if such measurement is requested by Landlord, by Landlord's architect (which measurement Tenant's architect or Landlord's architect, as applicable, shall certify has been made in accordance with BOMA Standards)  and, in the event of a disparity with the rentable square footage originally estimated in the first sentence of this Section 1.01B (the "Originally Estimated Area"), either (a) Landlord and Tenant shall mutually agree on the Rentable Area of the applicable Third Additional Space, Fourth Additional Space, Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space, or (b) Landlord and Tenant shall agree to have the applicable Third Additional Space, Fourth Additional Space, the Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space measured by an independent architect (in accordance with BOMA standards) mutually agreed upon by Landlord and Tenant, in which event Landlord and Tenant agree to abide by such certified remeasurement.  If the rentable square footage of the applicable Third Additional Space, Fourth Additional Space, Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space, as measured by said independent architect, is one thousand (1,000) feet or more smaller than the Originally Estimated Area, then the costs of said independent architect shall be borne by Landlord, otherwise said costs shall be borne by Tenant.  Upon determination of the actual Rentable Area of the applicable Third Additional Space, Fourth Additional Space, Woodland I First Takedown Space,Woodland I Second Takedown Space, and Woodland I Third Takedown Space, the Minimum Annual Rent and all other rents payable by Tenant hereunder shall be adjusted to reflect the actual square footage.

C. Building Expense Percentage:
Woodland V- 100%;
Woodland VI- 82.80%;
Commencing April 1, 2018 - 25.57%
Woodland I- 73.67%.

D. Minimum Annual Rent:
Original Premises:
December 1, 2013- November 30, 2017	$2,712,000.00 per year
December 1, 2017- March 31, 2018	$ 904,000.00 (4 months)
Additional Space and Second Additional Space:
December 1, 2013- November 30, 2016	$1,830,196.20 per year
December 1, 2016- May 31, 2017	$ 915,098.10 (6 months)
June 1, 2017- March 31, 2018	$1,525,163.50 (10 months)
Third Additional Space:

December 1, 2013- November 30, 2017	$205,234.44 per year
December 1, 2017 - March 31, 2018	$ 68,411.48 (4 months)

Fourth Additional Space:

December 1, 2013- November 30, 2014	$690,519.00 per year
December 1, 2014- November 30, 2015	$702,424.56 per year
December 1, 2015- November 30,2016	$714,330.00 per year
December 1, 2016- November 30, 2017	$726,235.56 per year
December 1, 2017- November 30, 2018	$738,141.00 per year
December 1, 2018 -April30, 2019	$312,519.40 (5 months)

Woodland I First Takedown Space:
December 1, 2013- November 30, 2017	$247,650.00 per year
December 1, 2017 - March 31, 2018	$ 82,550.00 (4 months)

Woodland I Second Takedown Space:
December 1, 2013 -May 31,2014	$154,983.78 (6 months)
June 1, 2014- May 31, 2017	$326,722.56 per year
June 1, 2017- March 31, 2018	$272,268.80 (10 months)
Woodland I Third Takedown Space:
December 1, 2013- January 31, 2014	$
February 1, 2014- May 31, 2014	$169,009.84 (4 months)
June 1, 2014- May 31, 2017	$534,436.56 per year
June 1, 2017- March 31, 2018	$445,363.80 (10 months)

E. Monthly Rental Installments:
Original Premises:
December 1, 2013 - March 31, 2018	$226,000.00 per month
Additional Space and Second Additional Space:
December 1, 2013- May 31, 2017	$152,516.35 per month
June 1, 2017- March 31, 2018	$152,516.35 per month

Third Additional Space:

December 1, 2013 -March 31, 2018	$17,102.87 per month

Fourth Additional Space:
December 1, 2013- November 30, 2014	$57,543.25 per month
December 1, 2014- November 30, 2015	$58,535.38 per month
December 1, 2015- November 30, 2016	$59,527.50 per month
December 1, 2016- November 30, 2017	$60,519.63 per month
December 1, 2017- November 30, 2018	$61,511.75 per month
December 1, 2018- April 30, 2019	$62,503.88 per month
Woodland I First Takedown Space:

December 1, 2013 - March 31, 2018	$20,637.50 per month
Woodland I Second Takedown Space:
December 1, 2013- May 31, 2014	$25,830.63 per month
June 1, 2014-March31, 2018	$27,226.88 per month
Woodland I Third Takedown Space:
December 1, 2013- January 31, 2014	$
February 1, 2014- May 31, 2014	$42,252.46 per month
June 1, 2014- May 31, 2017	$44,536.38 per month
June 1, 2017- March31, 2018	$44,536.38 per month

F. Lease Term:  through March 31, 2018; provided, however, the Lease Term with respect to the Fourth Additional Space shall be through April30, 2019.

I. Broker:  NAI Meridian representing Tenant. N. Landlord's Share of Operating Expenses:

Woodland V- $3.75 per rentable square foot of the Original Premises;

Woodland VI- $4.73 per rentable square foot of the Additional Space and Second Additional Space; $7.36 per rentable square foot of the Third Additional Space; and $7.42 per rentable square foot of the Fourth Additional Space.

Woodland I- $7.91 per rentable square foot of the Woodland I First Takedown Space, Woodland I Second Takedown Space and Woodland I Third Takedown Space; provided, however, Tenant acknowledges that Landlord's Share of Operating Expense shall be $0.00 per rentable square foot of each takedown space for the first twelve (12) months of occupancy of each takedown space.

3. Amendment of Section 2.02.  Construction of Tenant Improvements.   Section 2.02 of the

Lease is hereby amended by incorporating the following:

"Tenant hereby acknowledges that the leasehold improvements to the Third Additional Space designated as Landlord's obligation in Exhibit B-8 have been completed in a satisfactory manner.  In addition, Tenant has personally inspected the Fourth Additional Space and accepts the same "AS IS" without representation or warranty by Landlord of any kind.  Promptly following December 1, 2013, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as Exhibit D-2 and made a part hereof, acknowledging (a) the Fourth Additional Space commencement date, and (b) that Tenant has accepted the Fourth Additional Space.  Such letter of understanding shall become a part of this Lease.  If Tenant takes possession of and occupies the Fourth Additional Space, Tenant shall be deemed to have accepted the Fourth Additional Space in the manner described in this paragraph, even though the letter of understanding provided for herein may not have been executed by Tenant.  Tenant shall have the right to enter the Fourth Additional Space on July 1, 2013 in order to install fixtures, furniture, audio visual equipment, computers, cabling, kitchen equipment and art work and otherwise prepare the Fourth Additional Space for occupancy, which right shall expressly exclude making any structural modifications.  During any entry prior to December 1, 2013 (a)

Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent with respect to the Fourth Additional Space, (b) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (c) Tenant shall not begin operation of its business in the Fourth Additional Space.Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant."

4. Amendment of Section 16.11.   Signage.   Section 16.11 of the Lease is amended by adding new Subparagraph Has follows:

"H. Woodland VI Signage.   Provided that (i) Tenant  complies with all zoning and other municipal  and county regulations, (ii) Tenant and or a Permitted  Transferee does not reduce, sublease  (except  to a Permitted  Transferee), or assign (except  to a Permitted  Transferee) or vacate more than seventy-five  percent (75%)  of the Woodland  VI Space,  and (iii) there is no uncured Default  by Tenant  hereunder  (in which case Landlord  may remove the signage  hereunder  at Tenant's expense),  with the exception  of Woolpert, Inc., Tenant  shall have exclusive signage rights to, at its own cost and expense,  to erect one (1) additional  sign (for a total of two (2) signs on the Building) ("Sign")  identifying  its business on Woodland  VI.  The location, style and size of the

Sign shall be subject to Landlord’s prior written approval.  Tenant agrees to maintain such Sign in first-class condition and in compliance with all zoning and building codes throughout the Lease Term.   Upon expiration or early termination of the original Lease Term, Tenant shall remove the Sign and repair all damage to the Building caused thereby, returning the Building to the condition existing prior to the installation of the Sign.  Landlord does not warrant the continuing availability of such Sign to Tenant.   Any language  in the Lease notwithstanding, Tenant shall indemnify and hold harmless  Landlord  from any and all liability for any loss of or damage or injury to any person (including  death resulting  therefrom) or property  connected  with or arising from the Sign or the rights granted  Tenant  herein.  The obligations of Tenant herein shall survive the expiration or earlier termination of this Lease."

5. Amendment of Section 16.19.   Option to Extend.  and Deletion of Section 16.19. Construction of New Building.   Section  16.19  of the Lease with respect  to Tenant's Option to Extend shall remain in full force and effect and Section  16.19  of the Lease as set forth in the Sixth Amendment  with respect  to Construction of a New Building  is hereby deleted in its entirety  and shall  be of no further  force or effect.

6. Contingency.   Tenant hereby acknowledges that this Amendment is contingent upon Landlord entering into a lease termination agreement with the existing tenant occupying the Fourth Additional Space.   In the event this contingency is not satisfied, upon written notice from Landlord, this Amendment shall be null and void and of no further force or effect.

7. Broker.   Tenant  represents and warrants that,  except for NAI Meridian  representing Tenant,  no other real estate  broker or brokers were involved in the negotiation and execution  of this Amendment  on behalf of Tenant  and that Landlord  is responsible for paying such  broker.   Landlord represents and warrants that, except for Duke Realty Services, LLC representing Landlord, no other real estate broker or brokers were involved in the negotiation and execution of this Amendment on behalf of Landlord and that Landlord is responsible for paying

such broker.   Each party shall indemnify the other and hold it harmless from any and all liability for the breach of any such representations and warrants on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto as a result of such indemnifying party’s action.

8. Representations.

(a) Tenant hereby represents that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business  in the State  where the Building  is located; and (iii) the individual(s) executing and delivering  this Amendment  on behalf of Tenant  has been properly  authorized to do so, and such execution  and delivery shall bind Tenant  to its terms.

(b) Landlord  hereby represents  that (i) Landlord  is duly organized, validly existing  and in good standing (if applicable) in accordance with the laws of the State  under which it was organized; (ii) Landlord is authorized to do business  in the State  where the Building  is located; and (iii) the individual(s) executing and delivering  this Amendment  on behalf of Landlord  has been properly  authorized  to do so, and such execution  and delivery shall  bind Landlord  to its terms.   Landlord represents that Woodland VI is properly zoned for the Permitted Use.

9.           Examination of Amendment.   Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

10. Definitions.  Except as otherwise provided herein, the capitalized terms used in this

Amendment shall have the definitions set forth in the Lease.

11. Incorporation.   This Amendment shall be incorporated into and made a part of the Lease,  and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By: Duke Realty Corporation, its general partner

Dated: ___4.15.13	By: __/s/ Charles E. Podell
Charles E. Podell
Senior Vice President, Indiana

[SIGNATURES CONTINUED ON THE  FOLLOWING PAGE]

TENANT:
INTERACTIVE INTELLIGENCE, INC., an Indiana corporation
Dated: ___4.10.13
By: /s/ Stephen R. Head
Printed: Stephen R. Head
Title: CFO

State of Indiana )
)SS:
County of Marion)

Before me, a Notary Public in and for said County and State, personally appeared Stephen R. Head, by me known and by me known to be the CFO of Interactive Intelligence,  Inc., an Indiana  corporation, who acknowledged  the execution of the foregoing "Eighth Lease Amendment"  on behalf of said  corporation.

WITNESS my hand and Notarial Seal this 10 of April , 2013.

/s/ Sherry D. Butrum
Notary Public

Sherry D. Butrum
Printed Signature

My Commission Expiries: 5/15/2016
My County of Residence: Marion County